                                 EXHIBIT 10.121


                       AGREEMENT FOR PURCHASE AND SALE OF
                          THE ARTHUR ANDERSEN BUILDING

                 AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY
                 -----------------------------------------------

     THIS AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY (the "Agreement"), is made and entered into as of the 11/th/ day of January, 2002, by and between SARASOTA HASKELL, LLC, a Florida limited liability company (hereinafter referred to as "Seller") and WELLS CAPITAL, INC., a Georgia corporation (hereinafter referred to as "Purchaser").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Seller desires to sell and Purchaser desires to purchase the Property (as hereinafter defined) subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the premises, the mutual agreements contained herein, the sum of Ten and No/100 Dollars ($10.00) in hand paid by Purchaser to Seller at and before the sealing and delivery of these presents and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby expressly acknowledged by the parties hereto, the parties hereto do hereby covenant and agree as follows:

     1.   Purchase and Sale of Property. Subject to and in accordance with the
          -----------------------------
terms and provisions of this Agreement, Seller hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Seller, the Property, which term "Property" shall mean and include the following:

          (a) all that tract or parcel of land located at 101 Arthur Andersen Parkway in the City of Sarasota, Sarasota County, Florida, and being more particularly described on Exhibit "A" attached hereto and by this reference
                               -----------
     made a part hereof (hereinafter referred to as the "Land"); and

          (b) all rights, privileges, and easements appurtenant to the Land, including all water rights, mineral rights, development rights, air rights, reversions, or other appurtenances to said Land, if any, and all right, title, and interest of Seller, if any, in and to any land lying in the bed of any street, road, alley, or right-of-way, open or proposed, adjacent to or abutting the Land; and

          (c) all buildings, structures, and improvements situated on the Land, including, without limitation, that certain office building, all parking areas and other amenities located on the Land, and all apparatus, elevators, built-in appliances, equipment, pumps, machinery, plumbing, heating, air conditioning, and electrical and other fixtures located on the Land (all of which are together hereinafter referred to as the "Improvements"); and

          (d) all personal property now owned or hereafter acquired by Seller and located on, or used in connection with, the Land and Improvements, including, without limitation, the items set forth and described on Exhibit
                                                                         -------
     "B" attached hereto and by this reference made a part hereof, and all other
     ---
     equipment, supplies, tools, furniture, furnishings, office equipment, fittings, appliances, shades, wall-to-wall carpet, draperies, screens and screening, art, awnings, plants, shrubbery, landscaping, lawn care and building maintenance equipment, vending machines and other furnishings or items of personal property owned by Seller and used in connection with the operation of the Land and Improvements (all of which are together hereinafter referred to as the "Personal Property"); and

               (a) all of Seller's right, title, and interest, as landlord or lessor, in and to the Lease (as hereinafter defined); and

               (b) all of Seller's right, title, and interest in and to the plans and specifications with respect to the Improvements and any guarantees, trademarks, rights of copyright, warranties, or other rights related to the ownership of or use and operation of the Land, Personal Property, or Improvements, all governmental licenses and permits, and all intangibles associated with the Land, Personal Property, and Improvements.

         1.    Earnest Money. Within ten (10) business days after the full
               -------------
execution of this Agreement, Purchaser shall deliver to Chicago Title Insurance Company ("Escrow Agent"), whose offices are at 200 West Forsyth, Suite 1000, Jacksonville, Florida 32202, Attn: Mr. Perry C. Craver, telephone (904) 358-2117, either by Purchaser's check, payable to Escrow Agent, or by wire transfer of federal funds to Escrow Agent's account, the sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (the "Earnest Money"), which Earnest Money shall be held and disbursed by Escrow Agent pursuant to a written Escrow Agreement, a copy of which is attached hereto as Exhibit "C" and by this
                                                        -----------
reference made a part hereof. The Earnest Money shall be paid by Escrow Agent to Seller at Closing and shall be applied as a credit to the Purchase Price (as hereinafter defined). All interest and other income from time to time earned on the Earnest Money shall be deemed a part of the Earnest Money for all purposes of this Agreement.

         2.    Purchase Price. Subject to adjustment and credits as otherwise
               --------------
specified in this Agreement, the purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the Property shall be Twenty-One Million Four Hundred Thousand and No/00 Dollars ($21,400,000.00). The Purchase Price shall be paid by Purchaser to Seller at the Closing (as hereinafter defined) by wire transfer of good federal funds to an account designated in writing by Seller, less the amount of Earnest Money and subject to prorations, adjustments, and credits as otherwise specified in this Agreement.

         3.    Purchaser's Inspection and Review Rights. Commencing on the
               ----------------------------------------
effective date of this Agreement and subject to the rights of the Tenant (as hereinafter defined), upon giving reasonable advance notice to Seller's property manager, Purchaser and its agents, engineers, or representatives, with Seller's reasonable, good faith cooperation, shall have the privilege of going upon the Property as needed to inspect, examine, test, and survey the Property at all reasonable times and from time to time. Such privilege shall include the right to make borings and other tests to obtain information necessary to determine surface and subsurface conditions, provided that such activities do not materially interfere with the rights of the Tenant or the ongoing operation of the Property. Purchaser shall maintain at all times during its entry upon the Property, commercial general liability insurance with limits of not less than One Million and No/100 Dollars ($1,000,000.00) per occurrence, combined single limit. Such policy of insurance shall name Seller as an additional insured and such policy shall be primary with respect to the activities of Purchaser and its agents, engineers or representatives at the Property, whether or not Seller holds other policies of insurance. If requested by Seller, a certificate issued by the insurance carrier of such policy shall be delivered to Seller prior to entry upon the Property by Purchaser or its agents, engineers or representatives. Purchaser hereby agrees to hold Seller harmless from any liens, claims, liabilities, and damages incurred through the exercise of such privilege (but excluding any liability arising out of the existing environmental condition of the Property or the presence of toxic or hazardous substances thereon and excluding any claims arising out of a release of existing or in-place hazardous or toxic substances on or under the Property), and Purchaser further agrees to repair any damage to the Property caused by the exercise of such privilege (excluding any damage arising out of a release of existing or in-place hazardous or toxic substances on or under the Property). The obligations of Purchaser under the preceding sentence shall survive the Closing or any termination of this Agreement.

     Seller has heretofore provided to Purchaser true and complete copies of the Lease, and the reports, documents and instruments described on Exhibit "D"
                                                               -----------
attached hereto and by reference made a part hereof. Within two (2) business days after the effective date of this Agreement, Seller shall deliver to Purchaser true and complete copies of the reports, documents and instruments relating to the Property of the nature described on Exhibit "E" attached hereto
                                                    -----------
and by reference made a part hereof. In addition to the foregoing, at all reasonable times prior to the Closing, Seller shall make available to Purchaser, or Purchaser's agents and representatives, at Seller's office or the office of the property manager in either Sarasota Florida, or Jacksonville, Florida, and for copying at Purchaser's expense, all other books, records, and files relating to the ownership and operation of the Property in the possession or control of Seller or Seller's managing agent. Seller further agrees to in good faith assist and cooperate with Purchaser in coming to a thorough understanding of the books, records, and files relating to the Property.

     5. Special Condition to Closing. Purchaser shall have until and through the
        ----------------------------
date for Closing (the "Inspection Period") to make investigations, examinations, inspections, market studies, feasibility studies, lease reviews, and tests relating to the Property and the operation thereof in order to determine, in Purchaser's sole opinion and discretion, the suitability of the Property for acquisition by Purchaser. Purchaser shall have the right to terminate this Agreement at any time prior to the expiration of the Inspection Period by giving written notice to Seller of such election to terminate. In the event Purchaser so elects to terminate this Agreement, Escrow Agent shall pay to Seller from the Earnest Money the sum of Twenty-Five Dollars ($25.00) and the balance of the Earnest Money shall be refunded by Escrow Agent to Purchaser, whereupon, except as expressly provided to the contrary in this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement. Seller acknowledges that the sum of $25.00 is good and adequate consideration for the termination rights granted to Purchaser hereunder.

     6. General Conditions Precedent to Purchaser's Obligations Regarding the
        ---------------------------------------------------------------------
Closing. In addition to the conditions to Purchaser's obligations set forth in
-------
Paragraph 5 above, the obligations
and liabilities of Purchaser hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing, any of which may be waived by written notice from Purchaser to
Seller:

               (a) Seller has complied with and otherwise performed each of the material covenants and obligations of Seller set forth in this Agreement.

               (b) All representations and warranties of Seller as set forth in this Agreement shall be in all respects true and correct in all material respects as of the date made and as of Closing (and as if made without limitation as to Seller's knowledge).

               (c) There has been no adverse change to the title to the Property which has not been cured and the Title Company (as hereinafter defined) is prepared to issue to Purchaser upon the Closing a fee simple owner's title insurance policy on the Land and Improvements pursuant to the Title Commitment (and Endorsements).

               (d) The Tenant shall not be in material default (without regard to the expiration of any applicable cure period provided in the Lease with Tenant) under the terms of the Lease as of the date of Closing.

               (e) Seller shall obtain and deliver to Purchaser a fully completed estoppel certificate with respect to the Lease substantially in the form attached hereto as Exhibit "F" and by this reference made a part hereof (herein referred to as the "Tenant Estoppel Certificate"), duly executed by the Tenant thereunder. The Tenant Estoppel Certificate shall be executed as of a date not more than fifteen (15) days prior to Closing.

               (f) Seller shall obtain and deliver to Purchaser a fully completed estoppel certificate executed by Sarasota Commerce Center Association, Inc. substantially in the form attached hereto as Exhibit
                                                                         -------
          "G" and by this reference made a part hereof (herein referred to as
           -
          the "Association Estoppel Certificate"). The Association Estoppel Certificate shall be executed as of a date not more than fifteen (15) days prior to Closing.

               (g) Seller shall obtain and deliver to Purchaser a fully completed estoppel certificate executed by Arthur Andersen LLP substantially in the form attached hereto as Exhibit "H" and by this
                                                       ----------
          reference made a part hereof (herein referred to as the "Andersen Estoppel Certificate"). The Andersen Estoppel Certificate shall be executed as of a date not more than fifteen (15) days prior to Closing.

In the event Purchaser shall terminate this Agreement as a result of the non-satisfaction of any of the foregoing conditions, Purchaser shall be entitled to an immediate return of the Earnest Money from Escrow Agent.

          7.   Title to the Property. Good and marketable fee simple record
               ---------------------
title to the Land and Improvements shall be conveyed by Seller to Purchaser by Special Warranty Deed, free and clear of all liens, easements, restrictions, and encumbrances whatsoever, excepting only the matters set forth on Exhibit "I" attached hereto and by this reference made
                         ----------
a part hereof (hereinafter referred to as the "Permitted Exceptions"). Seller covenants and agrees that Seller, at its sole cost and expense, shall, within five (5) days after the effective date of this Agreement, cause Chicago Title Insurance Company (herein referred to as "Title Company") to deliver to Purchaser its commitment (herein referred to as the "Title Commitment") to issue to Purchaser upon the recording of the Special Warranty Deed conveying title to the Land and Improvements from Seller to Purchaser, the payment of the Purchase Price, and the payment to the Title Company of the policy premium therefor, an ALTA owner's policy of title insurance, in the amount of the Purchase Price, insuring good and marketable fee simple record title to the Land and Improvements to be in Purchaser. The Title Commitment shall not contain any exception for mechanic's or materialmen's liens or any exception for unpaid taxes other than and exception for taxes for years subsequent to 2001 not yet due or payable. Such Title Commitment shall not contain any exception for rights of parties in possession other than an exception for the rights of the Tenant (as hereinafter defined), as tenant only, under the Lease. The Title Commitment shall not contain an exception for the state of facts which would be disclosed by a survey of the Property or an "area and boundaries" exception, and in lieu thereof, the Title Commitment shall contain an exception only for the matters shown on the as-built survey to be provided by Seller to Purchaser in accordance with Paragraph 9(e) hereof. The Title Commitment shall also contain such other special endorsements available to be issued in Florida as Purchaser shall reasonably require (the "Endorsements"). Seller shall also cause to be delivered to Purchaser together with such Title Commitment, legible copies of all documents and instruments referred to therein. Purchaser, upon receipt of the Title Commitment and the copies of the documents and instruments referred to therein, shall then have until the date of Closing during which to examine same after which Purchaser shall notify Seller of any defects or objections affecting the record marketability of the title to the Property, other than the Permitted Exceptions. If Purchaser fails to give such notice of defects or objections as to any matters disclosed by such Title Commitment, such matters shall be deemed to be additional Permitted Exceptions. Seller shall then have until the earlier of the date of Closing or three (3) days after receipt of such notice of title defects or objections from Purchaser to advise Purchaser in writing which of such title defects or objections Seller does not intend to satisfy or cure; provided, however, Seller hereby agrees that Seller shall satisfy or cure any such defects or objections consisting of taxes, mortgages, deeds of trust, mechanic's or materialmen's liens created by or arising under Seller, or other such monetary encumbrances created by or arising under Seller, and Seller agrees that Seller shall obtain a dismissal with prejudice of the proceedings described on Exhibit "J" attached hereto and by reference made a part hereof. In the event
   ----------
Seller fails to give such written advice to Purchaser within such three (3) day period, Seller shall be deemed to have declined to satisfy or cure all such defects or objections set forth in Purchaser's notice. Seller shall have until Closing to satisfy or cure all such defects and objections which Seller agreed to satisfy or cure as provided above. In the event Seller fails or refuses to cure any defects and objections which are required herein to be satisfied or cured by Seller prior to the Closing, then, at the option of Purchaser, (i) Purchaser may terminate this Agreement by written notice to Seller and Escrow Agent, in which event the Earnest Money shall be immediately refunded to Purchaser, and Purchaser and Seller shall have no further rights, obligations or liabilities hereunder, except for the obligations of the parties which are herein expressly stated to survive the termination of this

Agreement, (ii) if any such defect or objection is one that Seller agreed to satisfy or cure as provided above, the same shall be paid or satisfied out of the Seller's closing proceeds, (iii) Purchaser may accept title to the Property subject to such defects and objections, or (iv) any combination of items (ii) and (iii).

          8.   Representations and Warranties of Seller. Seller hereby makes the
               ----------------------------------------
following representations and warranties to Purchaser, each of which shall be deemed material:

               (a) Lease. Attached hereto as Exhibit "K" and by this reference
                   -----                     ----------
          made a part hereof is a description of the only lease in effect relating to the Property and all modifications and amendments to such lease (such lease, as modified and amended, being herein collectively referred to as the "Lease"). Seller has delivered to Purchaser a complete and accurate copy of the Lease. Seller is the "landlord" under the Lease and owns unencumbered legal and beneficial title to the Lease and the rents and other income thereunder, subject only to an existing mortgage and assignment instruments in favor of SouthTrust Bank, National Association, which shall be paid and cancelled at the time of the Closing. The tenant identified in the Lease is hereinafter referred to as the "Tenant".

               (b) Lease - Assignment. To the Seller's knowledge, the Tenant has
                   ------------------
          not assigned its interest in the Lease or sublet any portion of the premises leased to the Tenant under its Lease.

               (c) Lease - Default. (i) Seller has not received any written
                   ---------------
          notice of termination or default under the Lease, (ii) to the Seller's knowledge, there are no existing or uncured defaults by Seller, by any predecessor landlord, or by Tenant under the Lease, (iii) Tenant has not asserted in writing any defense, set-off, or counterclaim with respect to its tenancy or its obligation to pay rent, additional rent, or other charges pursuant to its Lease, and (iv) to the Seller's knowledge, Tenant is not using its premises in violation of any restrictive covenant applicable to the Property.

               (d) Lease - Rents and Special Consideration. The Tenant: (i) has
                   ---------------------------------------
          not prepaid rent for more than the current month under the Tenant's Lease, (ii) is not entitled to receive any rent concession (not already taken) in connection with its tenancy under its Lease, (iii) is not entitled to any special work (not yet performed) or consideration (not yet given) in connection with its tenancy, and (iv) does not have any deed, option, or other evidence of any right or interest in or to the Property, except for such Tenant's tenancy as evidenced by the express terms of the Tenant's Lease. As of the date hereof, the amount of the "Capital Reserve" funds held by Seller under
          Section 3.5(b) of the Lease is $82,137.00. To the Seller's knowledge, all "Reserve Contribution" amounts heretofore paid by Tenant to Seller have been drawn upon or used by Seller solely to pay qualifying capital expenses as provided in Section 3.5(b) of the Lease.

               (e) Lease - Commissions. No rental, lease, or other commissions
                   -------------------
          with respect to the Lease is payable to Seller, to any partner of Seller, any party affiliated with or related to Seller or any partner of Seller or to any third party whatsoever. All commissions payable under, relating to, or as a result of the Lease have been cashed-out and paid and satisfied in full by Seller, and no further commissions shall be due or payable as a result of the Lease or as a result of the exercise by the Tenant thereunder of any right or option in the Lease to extend the term of such Lease or to expand the space leased thereunder.

                  (f) Lease - Acceptance of Premises. Seller has not received
                      ------------------------------
         written notice from the Tenant that Tenant's premises are not in full compliance with the terms and provisions of such Tenant's Lease or are not satisfactory for such Tenant's purposes. Tenant has not indicated to Seller in writing its request or its intent to terminate its Lease prior to the expiration of the term of such Lease or to reduce the size of the premises leased by such Tenant.

                  (g) Service Contracts. Attached hereto as Exhibit "L" and by
                      -----------------                     -----------
         this reference made a part hereof is a complete and accurate list and description of all of the service contracts, management agreements, or other agreements (other than the Lease) which are in effect and which relate to the operation, management, or maintenance of the Property (said agreements being herein collectively referred to as the "Service Contracts"). Seller has provided Purchaser with complete and accurate copies of all Service Contracts. To the Seller's knowledge, all such Service Contracts are in full force and effect in accordance with their respective provisions, all payments required to be made by Seller or the "Owner" thereunder have been paid in full, and there is no default, or claim of default, or any event which the passage of time or notice, or both, would constitute a default on the part of any party to any of such Service Contracts. All Service Contracts are assignable by Seller to Purchaser and no Service Contract prohibits such assignment or provides for any right, claim, or cause of action against Purchaser or the Property upon such assignment. Seller has cancelled or will cancel, effective as of the Closing, any agreement in the nature of a management agreement or service contract between Seller and any partner of Seller or any party affiliated with or related to Seller or any partner of Seller.

                  (h) Warranties and Guaranties. All of the warranties and
                      -------------------------
         guaranties of contractors, vendors, manufacturers and other parties which are known by Seller to be in effect and to relate to the Property and which are in the possession and control of Seller will be made available to Purchaser for review and copying at the Property or at Seller's Jacksonville, Florida office at all times prior to Closing.

                  (i) No Other Agreements. Other than the Lease, the Service
                      -------------------
         Contracts, and the Permitted Exceptions, there are no leases, service contracts, management agreements, or other agreements or instruments in force and effect, oral or written, that grant to any person whomsoever or any entity whatsoever any right, title, interest or benefit in or to all or any part of the Property, any rights to acquire all or any part of the Property or any rights relating to the use, operation, management, maintenance, or repair of all or any part of the Property.

                  (j) No Litigation. Except as disclosed on Exhibit "J" attached
                      -------------                         -----------
         hereto and by this reference made a part hereof, there are no actions, suits, or proceedings pending, or to the Seller's knowledge threatened by any organization, person, individual, or governmental agency against Seller with respect to the Property or against the Property. Seller also has no knowledge of any pending or threatened application for changes in the zoning applicable to the Property or any portion thereof.

                  (k) Condemnation. No condemnation or other taking by eminent
                      ------------
         domain of the Property or any portion thereof has been instituted and, to the Seller's knowledge, there are no pending or threatened condemnation or eminent domain proceedings (or proceedings in the nature or in lieu thereof) affecting the Property or any portion thereof or its use.

                  (l) Proceedings Affecting Access.  There are no pending or, to
                      ----------------------------
         the Seller's knowledge, threatened proceedings that could have the effect of impairing or restricting access between the Property and adjacent public roads.

                  (m) Certificates. There are presently in effect permanent
                      ------------
         certificates of occupancy, licenses, and permits as may be required for the Property, and to the Seller's knowledge, the present use and occupation of the Property is in compliance and conformity with the certificates of occupancy and all licenses and permits. Within two (2) business days after the effective date of this Agreement, Seller shall provide Purchaser with complete and accurate copies of all such Certificates of Occupancy, licenses and permits which are currently required and known by Seller to relate to the Property and which are in the possession or control of Seller. There are no outstanding written notices or requests of any municipal department, insurance company or board of fire underwriters (or organization exercising functions similar thereto), or mortgagee directed to Seller and requesting the performance of any work or alteration in respect to the Property which has not been complied with.

                  (n) Compliance With Governmental Requirements. To the Seller's
                      -----------------------------------------
         knowledge, there are no violations of law, municipal or county ordinances, or other legal requirements with respect to the Property, and the Improvements thereon comply with all applicable legal requirements with respect to the use, occupancy, and construction thereof, including the Americans with Disabilities Act.

                  (o) Survey. Seller has heretofore delivered to Purchaser the
                      ------
         most current "as-built" survey of the Land and Improvements in the possession or control of Seller.

                  (p) Initial Utility Charges. All installation and connection
                      -----------------------
         charges for utilities serving the Property have been paid in full.

                  (q) No Liens. All contractors, subcontractors, and other
                      --------
         persons or entities furnishing work, labor, materials, or supplies by or at the instance of Seller for the Property have been paid in full and, other than routine ongoing charges pursuant to the Service Contracts, there are no claims against the Property or Seller in connection therewith.

                  (r) No Liens Upon Building Service Equipment. None of the
                      ----------------------------------------
         fixtures, equipment, apparatus, fittings, machinery, appliances, furniture, furnishings, and articles of personal property attached or appurtenant to, or used in connection with the occupation or operation of, all or any part of the Property are leased by Seller from third parties, and all of same which are owned by Seller, including the Personal Property, are free of any and all liens, encumbrances, charges, or adverse interests, except for the security interest granted to SouthTrust Bank, National Association, which security interest shall be terminated at the time of the Closing.

                  (s) Employees. There are no employment, collective bargaining,
                      ---------
         or similar agreements or arrangements between Seller and any of its employees or others which will be binding on Purchaser or any of Purchaser's successors in title.

                  (t) Bankruptcy. Seller is solvent and has not made a general
                      ----------
         assignment for the benefit of creditors nor been adjudicated a bankrupt or insolvent, nor has a receiver, liquidator, or trustee for any of Seller's properties (including the Property) been appointed or a petition filed by or against Seller for bankruptcy, reorganization, or arrangement pursuant to the Federal Bankruptcy Act or any similar Federal or state statute, or any proceeding instituted for the dissolution or liquidation of Seller.

                  (u) Authorization. Seller is a duly organized and validly
                      -------------
         existing limited liability company under the laws of the State of Florida. This Agreement has been duly authorized and executed on behalf of Seller, all necessary action on the part of Seller to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose, and this Agreement constitutes the valid and binding agreement of Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditor's rights. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) be in violation of Seller's Articles of Organization or Operating Agreement, (ii) conflict with or result in the breach or violation of any law, regulation, writ, injunction or decree of any court or governmental instrumentality applicable to Seller, or (iii) constitute a breach of any evidence of indebtedness or agreement of which Seller is a party or by which Seller is bound.

                  (v) Seller Not a Foreign Person. Seller is not a "foreign
                      ---------------------------
         person" which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

As used herein, the term "Seller's knowledge" shall mean the actual present knowledge of David C. Stubbs and Christopher S. Park, without investigation or the need to conduct investigation. At Closing, Seller shall represent and warrant to Purchaser that all such representations and warranties of Seller in this Agreement remain true and correct in all material respects as of the date of the Closing, except for any changes in any such representations or warranties that occur and are disclosed by Seller to Purchaser expressly and in writing at any time and from time to time prior to Closing upon their occurrence, which disclosures shall thereafter be updated by Seller to the date of Closing. Each and all of the express representations, warranties and covenants made and given by Seller to Purchaser in this Paragraph 8 shall survive the execution and delivery of the Special Warranty Deed by Seller to Purchaser for a period of one (1) year after the Closing whereupon they shall expire, except to the extent that with respect to any particular alleged breach, Purchaser gives Seller written notice prior to the expiration of said one (1) year period of such alleged breach and files an action against Seller with respect thereto within ninety (90) days after the giving of such notice. If there is any material change in any representations or warranties and Seller does not cure or correct such changes prior to Closing, then Purchaser may, at Purchaser's option, (i) close and consummate the transaction contemplated by this Agreement, except that after such closing and consummation Purchaser shall have the right to seek actual monetary damages from Seller not to exceed $500,000.00 for any such changes knowingly and intentionally caused by Seller or any such representations or warranties knowingly and intentionally breached by Seller, or (ii) terminate this Agreement by written notice to Seller, whereupon the Earnest Money shall be immediately returned to Purchaser, and thereafter the parties hereto shall have no further rights or obligations hereunder, except only (1) for such rights or obligations that, by the express terms hereof, survive any termination of this Agreement and (2) that Purchaser shall have the right to seek actual monetary damages from Seller for any changes in such representations and warranties knowingly and intentionally caused by Seller or any such representations and warranties knowingly and intentionally breached by Seller, subject to the limitation set forth in Paragraph 16 hereof.

     Except as otherwise expressly provided in this Agreement or in any documents to be executed and delivered by Seller to Purchaser at the Closing, Seller has not made, and Purchaser has not relied on, any representation or warranty, express or implied, regarding the Property, whether made by Seller, on Seller's behalf or otherwise. Purchaser acknowledges (i) that Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation or that of Purchaser's own consultants and representatives with respect to the physical, environmental, and economic condition of the Property and (ii) that Purchaser is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in this Agreement or in any document to be executed and delivered by Seller to Purchaser at the Closing, made (or purported to be made) by Seller or anyone acting or claiming to act on Seller's behalf. Purchaser shall be provided the right and opportunity to inspect the Property and, subject to the terms and conditions of this Agreement, shall purchase the Property in its "as is" condition, "with all faults".

     9.   Seller's Additional Covenants. Seller does hereby further covenant and
          -----------------------------
agree as follows:

          (a)  Operation of Property. Seller hereby covenants that, from the
               ---------------------
     date of this Agreement up to and including the date of Closing, Seller shall: (i) not negotiate with any third party respecting the sale of the Property or any interest therein, (ii) not modify, amend, or terminate the Lease or enter into any new lease, contract, or other agreement respecting the Property, unless Seller obtains the prior written consent to same from Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, (iii) not waive any rights of Seller under the Lease or any Service Contract, unless Seller obtains the prior written consent to same from Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, (iv) not grant or otherwise create or consent to the creation of any easement, restriction, liean, assessment, or encumbrance respecting the Property, unless Seller obtains the prior written consent to same from Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, and (v) cause the Property to be operated, maintained, and repaired in the same manner as the Property is currently being operated, maintained, and repaired.

                  (b) Removal of Personal Property. Seller shall neither
                      ----------------------------
         transfer nor remove any Personal Property or fixtures from the Property after the date of this Agreement except for the purposes of replacement thereof, in which case such replacements shall be promptly installed and shall be comparable in quality to the items being replaced.

                  (c) Preservation of Lease. Seller shall, from and after the
                      ---------------------
         date of this Agreement to the date of Closing, use its best efforts to perform and discharge all of the duties and obligations and shall otherwise comply with every covenant and agreement of the landlord under the Lease, at Seller's expense, in the manner and within the time limits required thereunder. Furthermore, Seller shall, for the same period of time, use diligent and good faith efforts to cause the Tenant under the Lease to perform all of its duties and obligations and otherwise comply with each and every one of its covenants and agreements under such Lease and shall take such actions as are reasonably necessary to enforce the terms and provisions of such Lease. Seller hereby agrees that from and after full execution of this Agreement, Seller shall not draw on or use any "Capital Reserve" funds paid by Tenant to Seller under Section 3.5 of the Lease unless Seller obtains an acknowledgment from Tenant that Seller is authorized under
         Section 3.5(b) of the Lease to draw on or use such "Capital Reserve" funds for qualifying capital expenditures under Section 3.5(b) of the Lease.

                  (d) Insurance. From and after the date of this Agreement to
                      ---------
         the date and time of Closing, Seller shall, at its expense, continue to maintain the same all-risk fire and extended coverage insurance covering the Property which is currently in force and effect.

                  (e) As-Built Survey. Seller agrees to obtain at Seller's cost
                      ---------------
         and deliver to Purchaser prior to December 21, 2001, an as-built survey of the Land and Improvements prepared for and certified to Wells Capital, Inc., Wells Operating Partnership, L.P., Bank of America, N.A. and the Title Company by a registered land surveyor approved by Purchaser, which approval shall not be unreasonably withheld. Purchaser hereby approves George F. Young, Inc. as the surveyor. The as-built survey shall comply with the minimum standard detail requirements for urban surveys as adopted in 1999 by the American Land Title Association and American Congress on Surveying and Mapping shall be dated not earlier than one (1) month prior to Closing, and shall include a certification from the surveyor in the form attached hereto as Exhibit "N" and by
                                                          -----------
         reference made a part hereof.

               (a)    Estoppel Certificates. Seller agrees to use reasonable and
                      ---------------------
         diligent efforts in good faith to obtain and deliver to Purchaser the Tenant Estoppel Certificate, the Association Estoppel Certificate and the Andersen Estoppel Certificate duly executed by the applicable signatories thereof and certifying as to the matters set forth in the forms of such estoppel certificates attached to this Agreement.

         10.   Closing. Provided that all of the conditions set forth in this
               -------
Agreement are theretofore fully satisfied or performed, it being fully understood and agreed, however, that Purchaser may waive expressly and in writing, at or prior to Closing, any conditions that are unsatisfied or unperformed at such time, the consummation of the sale by Seller and purchase by Purchaser of the Property (herein referred to as the "Closing") shall be held on or before January 15, 2002, at an office in Jacksonville, Florida at the office of Seller's attorney, and at such specific time and date as shall be designated by Purchaser in a written notice to Seller not less than three (3) business days prior to Closing. In the event Purchaser fails to give such Notice of the time, date and place of Closing, the Closing shall occur at 1:30 p.m. on the last date for such Closing as provided above, at the Jacksonville, Florida office of the Seller's attorney.

         11.   Seller's Closing Documents. For and in consideration of, and as a
               --------------------------
condition precedent to Purchaser's delivery to Seller of the Purchase Price described in Paragraph 3 hereof, Seller shall obtain or execute, at Seller's expense, and deliver to Purchaser at Closing the following documents (all of which shall be duly executed, acknowledged, and notarized where required and shall survive the Closing):

               (a)    Special Warranty Deed. A Special Warranty Deed conveying
                      ---------------------
         to Purchaser marketable fee simple title to the Land and Improvements, together with all rights, members, easements, and appurtenances thereof, subject only to the Permitted Exceptions. The legal description set forth in the Special Warranty Deed shall be identical to Exhibit "A" attached hereto. In the event the as-built survey of the
            -----------
         Land and Improvements obtained by Seller as provided in Paragraph 9(e) hereof shall differ from the legal description set forth on Exhibit "A"
                                                                     -----------
         hereto, Seller shall execute and deliver to Purchaser a quitclaim deed containing a legal description based upon such as-built survey;

               (b)    Bill of Sale.  A Bill of Sale conveying to Purchaser
                      ------------
         marketable title to the Personal Property in the form and substance of Exhibit "O" attached hereto and by this reference made a part hereof;
         -----------

               (c)    Blanket Transfer. A Blanket Transfer and Assignment in the
                      ----------------
         form and substance of Exhibit "P" attached hereto and by this
                               -----------
         reference made a part hereof;

               (d)    Assignment and Assumption of Lease. An Assignment and
                      ----------------------------------
         Assumption of Lease in the form and substance of Exhibit "Q" attached
                                                          -----------
         hereto and by this reference made a
         part hereof, assigning to Purchaser all of Seller's right, title, and interest in and to the Leases and the rents thereunder;

                 (e) Seller's Certificate. A certificate evidencing the
                     --------------------
         reaffirmation of the truth and accuracy of Seller's representations, warranties, and agreements set forth in Paragraphs 8 and 19 hereof;

                 (f) Seller's Affidavit. A customary Seller's Affidavit in the
                     ------------------
         form of Exhibit "R" attached hereto and by this reference made a part
                 -----------
         hereof;

                 (g) FIRPTA Certificate. A FIRPTA Affidavit in the form and
                     ------------------
         substance of Exhibit "S" attached hereto and by this reference made a
                      -----------
         part hereof;

                 (h) Surveys and Plans. Such surveys, site plans, plans and
                     -----------------
         specifications, and other matters relating to the Property as are described in subparagraph (a) of the Blanket Transfer and Assignment and are in the possession or control of Seller;

                 (i) Certificates of Occupancy. Original or Seller certified
                     -------------------------
         copies of Certificates of Occupancy for all space within the Improvements, to the extent same are in the possession or control of Seller;

                 (j) Lease. The original executed counterpart(s) of the Lease in
                     -----
         the possession or control of Seller;

                 (k) Service Contracts. An original executed counterpart of each
                     -----------------
         Service Contract;

                 (l) Estoppel Certificates. The Tenant Estoppel Certificate,
                     -----------------
         Association Estoppel Certificate and Andersen Estoppel Certificate referred to in Paragraphs 6(e), 6(f) and 6(g) hereof, if and to the extent obtained by Seller and if not previously delivered to Purchaser;

                 (m) Operating Expense Statements. Statements, certified to be
                     ----------------------------
         complete and accurate by Seller, of operating expenses and other financial and expense information required in order to compute any escalations of and adjustments in rent, additional rent, operating expenses, and other charges under the Lease;

                 (n) Limited Liability Company Resolution. A copy of a
                     ------------------------------------
         resolution adopted by the requisite majority in interest of the Members of Seller, certified by an appropriate officer or manager of Seller to be in force and unmodified as of the date and time of Closing, authorizing the execution and delivery of documents required hereunder, and designating and guaranteeing the signatures of the officers or managers of Seller who are to execute and deliver all such documents on behalf of Seller in a form satisfactory to the Title Company;

                 (o) Keys and Records. All of the keys or access cards to any
                     ----------------
         doors or locks on the Property and the original tenant files and other books and records relating to the Property in Seller's possession or control;

                 (p) Tenant Notice. Notice from Seller and Purchaser to the
                     -------------
         Tenant of the sale of the Property to Purchaser in such form as Purchaser shall reasonably approve;

                 (q) Settlement Statement. A settlement statement setting forth
                     --------------------
         the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement; and

                 (r) Other Documents. Such other documents as shall be
                     ---------------
         reasonably required by Purchaser's counsel or the Title Company.

         12.     Purchaser's Closing Documents. Purchaser shall obtain or
                 -----------------------------
execute, at Purchaser's expense, and deliver to Seller at Closing the following documents, all of which shall be duly executed and acknowledged where required and shall survive the Closing:

                 (a) Blanket Transfer. A Blanket Transfer and Assignment in the
                     ----------------
          form and substance of Exhibit "P" attached hereto;
                                ----------

                 (b) Assignment and Assumption of Lease. The Assignment and
                     ----------------------------------
         Assumption of Lease in the form and substance of Exhibit "Q" attached
                                                          ----------
         hereto;

                 (c) Tenant Notice. Notice from Seller and Purchaser to the
                     -------------
         Tenant of the sale of the Property to Purchaser;

                 (d) Settlement Statement. A settlement statement setting forth
                     --------------------
         the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

                 (e) Other Documents. Such other documents as shall be
                     ---------------
         reasonably required by Seller's counsel.

         13.     Closing Costs. Seller shall pay the cost of the Title
                 -------------
Commitment, including the cost of the examination of title to the Property made in connection therewith, the premium for the owner's policy of title insurance issued pursuant thereto (except for any additional cost attributable to the Endorsements), the cost of the as-built survey obtained by Seller as provided in Paragraph 9(e) hereof, the cost of any documentary, transfer or sales tax imposed by the State of Florida or the City or County of Sarasota upon the conveyance of the Property pursuant hereto, the attorneys' fees of Seller, and all other costs and expenses incurred by Seller in closing and consummating the purchase and sale of the Property pursuant hereto. Purchaser shall pay the recording fees on the Special Warranty Deed (and quitclaim deed if required pursuant to Paragraph 11[a] hereof) of the Property from Seller to Purchaser to be recorded in connection with this transaction, the additional cost of the Title Policy attributable to the Endorsements, the attorneys' fees of Purchaser, and all other costs and expenses incurred by Purchaser in closing and consummating the purchase and sale of the Property pursuant hereto. All other expenses relating to this transaction shall be allocated in the manner customary in Sarasota, Florida.

         14.     Prorations. The following items shall be prorated and/or
                 ----------
credited between Seller and Purchaser as of Midnight preceding the date of
Closing:

                 (a) Rents. Rents, additional rents, operating costs, and other
                     -----
         income of the Property (other than security deposits) collected by Seller from the Tenant for the month of Closing. Purchaser shall also receive a credit against the Purchase Price payable by Purchaser to Seller at Closing for any rents or other sums prepaid by the Tenant for any period following the month of Closing, or otherwise. Purchaser shall receive a credit against the Purchase Price payable by Purchaser to Seller at Closing for the entire amount of the "Capital Reserve" paid by the Tenant under the Lease and not theretofore applied to any capital expenses as authorized by Section 3.5(b) of the Lease and Paragraph 9(c) hereof. Seller hereby acknowledges that Purchaser shall not be legally responsible to Seller for the collection of any uncollected rent or other income under the Lease that is past due or otherwise due and payable as of the date of Closing. Purchaser agrees that if (i) Tenant is in arrears on the date of Closing in the payment of rent or other charges under such Tenant's Lease, and (ii) upon Purchaser's receipt of any rental or other payment from the Tenant, such Tenant is, or after application of a portion of such payment will be, current under such Lease in the payment of all accrued rental and other charges that become due and payable on the date of Closing or thereafter and in the payment of any other obligations of the Tenant to Purchaser, then Purchaser shall refund to Seller, out of and to the extent of the portion of such payment remaining after Purchaser deducts therefrom any and all sums due and owing it from the Tenant from and after the date of Closing, an amount up to the full amount of any arrearage existing on the date of Closing.

                 (b) Property Taxes. Ad valorem taxes are paid by the Tenant
                     --------------
         under the Lease and accordingly shall not be prorated between Seller and Purchaser.

                 (c) Utility Charges. Except for utilities which are the direct
                     ---------------
         responsibility of the Tenant to the applicable public or private utilities supplier, (i) Seller shall pay all utility bills received prior to Closing and shall be responsible for utilities furnished to the Property prior to Closing, and (ii) Purchaser shall be responsible for the payment of all bills for utilities furnished to the Property subsequent to the Closing. Seller and Purchaser hereby agree to prorate as of midnight preceding the date of Closing and pay their respective shares of all utility bills received subsequent to Closing (if they include a service period prior to the date of Closing and are not the responsibility of the Tenant to the applicable public or private utility supplier), which agreement shall survive Closing. Seller shall be entitled to all deposits presently in effect with the utility providers.

                 (d) Service Contracts. Charges under the Service Contracts
                     -----------------
         shall be prorated as of Midnight preceding the date of Closing.

                 (e) Other Tenant Charges. Where the Lease contains Tenant
                     --------------------
         obligations for taxes, common area expenses, operating expenses or additional charges of any nature, and where Seller shall have collected on an estimated basis any portion thereof in excess of amounts owed by Seller for such items for the period prior to the date of Closing, then there shall be an adjustment and credit given to Purchaser on the date of Closing for such excess amounts collected. Purchaser shall apply all such excess amounts to the charges owed by Purchaser for such items for the period after the date of Closing, and if required by the Lease, shall rebate or credit Tenant with any remainder. If it is determined subsequent to the Closing that the amount collected during Seller's ownership period exceeded expenses incurred during the same period by more than the amount previously credited to Purchaser at Closing, then Seller shall promptly pay to Purchaser the deficiency. If it is determined subsequent to Closing that the amount collected during Seller's ownership period exceeded expenses incurred during the same period by less than the amount previously credited to Purchaser at Closing, then Purchaser shall promptly pay to Seller the overpayment.

The obligations of the parties under this Paragraph 14 shall survive the Closing. Notwithstanding anything contained in this Agreement to the contrary, if the Closing occurs on the last day of a month, the foregoing items shall be prorated and/or credited between Seller and Purchaser as of Midnight of the date of Closing (instead of Midnight preceding the date of Closing), and in such case
(i) the Purchase Price shall be reduced by $5,000.00, and (ii) appropriate changes shall be made in the assumption and indemnity provisions of the Blanket Transfer and Assignment and the Assignment and Assumption of Lease to the end that Seller shall be responsible thereunder for the period through the date of Closing, and Purchaser shall be responsible thereunder for the period after the date of Closing.

         15.     Purchaser's Default. In the event of default by Purchaser under
                 -------------------
the terms of this Agreement, Seller's sole and exclusive remedy shall be to terminate this Agreement, receive the Earnest Money from Escrow Agent as liquidated damages, and receive copies of the "Third Party Reports" from Purchaser, and thereafter the parties hereto shall have no further rights or obligations hereunder whatsoever. It is hereby agreed that Seller's damages will be difficult to ascertain and that the Earnest Money constitutes a reasonable liquidation thereof and is intended not as a penalty, but as fully liquidated damages. Seller agrees that in the event of a default by Purchaser, it shall not initiate any proceeding to recover damages from Purchaser, but shall limit its recovery to the receipt and retention of the Earnest Money and copies of the Third Party Reports. The limitations on Purchaser's liability under this Paragraph 15 shall be inapplicable to the liability of Purchaser for payments, if any, due by Purchaser to Seller under Paragraph 4 hereof. For purposes hereof, the term "Third Party Reports" shall mean the reports, studies, surveys and other information furnished to Purchaser by third parties (excluding Purchaser's attorneys) in connection with the inspection of the Property. The delivery of the Third Party Reports by Purchaser shall be without warranty or representation whatsoever, express or implied, including any warranty as to accuracy or completeness or otherwise.

         16.     Seller's Default. In the event of default by Seller under the
                 ----------------
terms of this Agreement, except as otherwise specifically set forth herein, at Purchaser's option: (i) Purchaser shall be entitled to an immediate refund of all but $25.00 of the Earnest Money and to pursue against Seller an action for a specific performance, or (ii) Purchaser may terminate this Agreement by written notice to Seller, whereupon the Earnest Money shall be immediately returned by Escrow Agent to Purchaser, and Seller shall further reimburse to Purchaser the documented out-of-pocket costs and expenses incurred by Purchaser in connection with the proposed acquisition of the Property by Purchaser, not to exceed $50,000.00; provided, however, if Seller knowingly and intentionally breaches any covenant to be performed by Seller under this Agreement or knowingly and intentionally causes any representation or warranty to be untrue or knowingly and intentionally does anything to make impossible or defeat the remedy of specific performance, Purchaser shall be further entitled to seek actual damages from Seller up to a maximum of $500,000.00.

         17.     Condemnation. If, prior to the Closing, all or any part of the
                 ------------
Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain, Seller shall give Purchaser immediate written notice of such threatened or contemplated condemnation or of such taking or sale, and Purchaser may by written notice to Seller given within fifteen (15) days of the receipt of such notice from Seller, elect to cancel this Agreement. If Purchaser chooses to cancel this Agreement in accordance with this Paragraph 17, then the Earnest Money shall be returned immediately to Purchaser by Escrow Agent and the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect, except for the obligations of the parties which are herein expressly stated to survive the termination of this Agreement. If Purchaser does not elect to cancel this Agreement in accordance herewith, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards that have been or that may thereafter be made for such taking. At such time as all or a part of the Property is subjected to a bona fide threat of condemnation and Purchaser shall not have elected to terminate this Agreement as hereinabove provided, Purchaser shall be permitted to participate in the proceedings as if Purchaser were a party to the action. Seller shall not settle or agree to any award or payment pursuant to condemnation, eminent domain, or sale in lieu thereof without obtaining Purchaser's prior written consent thereto in each case.

         18.     Damage or Destruction. If any of the Improvements shall be
                 ---------------------
destroyed or damaged prior to the Closing, and if either the estimated cost of repair or replacement exceeds Two Hundred Fifty Thousand Dollars ($250,000.00) or the damage is such that the Lease is terminated or terminable at the option of the Tenant (unless the termination option is waived in writing), Purchaser may, by written notice given to Seller within twenty (20) days after receipt of written notice from Seller of such damage or destruction, elect to terminate this Agreement, in which event the Earnest Money shall immediately be returned by Escrow Agent to Purchaser and the rights, duties, obligations, and liabilities of all parties hereunder shall immediately terminate and be of no further force or effect, except for the obligations of the parties which are herein expressly stated to survive the termination of this Agreement. If Purchaser does not elect to terminate this Agreement pursuant to this Paragraph 18, or has no right to terminate this Agreement (because the damage or destruction does not exceed $250,000.00 and would not give rise to a right by Tenant to terminate its Lease), and the sale of the Property is consummated, Purchaser shall be entitled to receive all insurance proceeds paid or payable to Seller by reason of such destruction or damage under the insurance required to be maintained by Seller pursuant to Paragraph 9(d) hereof (less amounts of insurance theretofore received and applied by Seller to costs actually incurred for restoration). Seller shall not settle or release any damage or destruction claims without obtaining Purchaser's prior written consent in each case. All said insurance proceeds received by Seller by the date of Closing shall be paid by Seller to Purchaser at Closing, together with the lesser of (i) that amount necessary to cover any difference between the amount of such proceeds and the estimated cost of repair or replacement, or (ii) the amount of the deductible under Seller's all-risk property damage insurance policy. In addition, at Closing, Seller shall pay over to Purchaser, and assign to Purchaser, all proceeds of any rent loss insurance for the period of time commencing on the date of Closing. If the amount of said casualty or rent loss insurance proceeds is not settled by the date of Closing, Seller shall execute at Closing all proofs of loss, assignments of claim, and other similar instruments in order that Purchaser receive all of Seller's right, title, and interest in and under said insurance proceeds.

         19.     Hazardous Substances. To the Seller's knowledge, and based
                 --------------------
solely on the Existing Environmental Reports (as hereinafter defined) as to matters occurring before the Seller came into ownership of the Property, (i) no "hazardous substances", as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. (s) 9601, et seq., the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. (s) 6901, et seq., and the rules and regulations promulgated pursuant to these acts, any so-called "super-fund" or "super-lien" laws or any applicable state or local laws, nor any other pollutants, toxic materials, or contaminants have been or shall prior to Closing be discharged, disbursed, released, stored, treated, generated, disposed of, or allowed to escape on the Property, (ii) no asbestos or asbestos containing materials have been installed, used, incorporated into, or disposed of on the Property, (iii) no polychlorinated biphenyls are located on or in the Property, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils, or any other device or form, (iv) no underground storage tanks are located on the Property or were located on the Property and subsequently removed or filled,
(v) no investigation, administrative order, consent order and agreement, litigation, or settlement with respect to hazardous substances is proposed, threatened, anticipated or in existence with respect to the Property, and (vi) the Property has not previously been used as a landfill, cemetery, or as a dump for garbage or refuse. As used herein, the term "Existing Environmental Reports" shall mean the reports and studies listed on Exhibit "T" attached hereto and by
                                             ----------
reference incorporated herein. Seller represents to Purchaser that the Existing Environmental Reports constitute all of the environmental reports and studies relating to the Land and Improvements obtained by Seller or any affiliate of Seller or otherwise in the possession or control of Seller. The representations and warranties set forth in this Paragraph 19 shall expressly survive the execution and delivery of the Special Warranty Deed conveying the Land and Improvements from Seller to Purchaser for a period of one
(1) year after Closing whereupon they shall expire, except to the extent that with respect to any particular alleged breach, Purchaser gives Seller written notice prior to the expiration of said one (1) year period of such alleged breach and files an action against Seller with respect thereto within ninety
(90) days after the giving of such notice.

         20.     Assignment. This Agreement and Purchaser's rights, duties, and
                 ----------
obligations hereunder may not be delegated, transferred, or assigned by Purchaser without the prior written consent of Seller, and any assignee or transferee proposed by Purchaser shall expressly assume all of Purchaser's duties, liabilities and obligations under this Agreement by written instrument delivered to Seller. Notwithstanding the foregoing to the contrary, this Agreement, and Purchaser's rights and duties hereunder, may be freely assigned and transferred to any entity under common control with Purchaser or controlled by Purchaser or to Wells Operating Partnership, L.P., a Delaware limited partnership, or to any partnership having Purchaser or Wells Operating Partnership, L.P. as a direct or indirect general partner. For purposes of this Paragraph 20, the term "control" shall mean a twenty percent (20%) ownership in the applicable entity.

         21.     Broker's Commission. Upon the Closing, and only in the event of
                 -------------------
Closing, Seller shall pay to each of Tri-Star Properties, Inc. ("Tri-Star") and CB Richard Ellis, Inc. ("CB") a real estate sales commission in the amount of $80,500.00 as full and complete compensation for the services provided by Tri-Star and CB in connection with the purchase and sale of the Property. Tri-Star and CB each hereby agree that it shall accept the foregoing commission amount ($80,500.00) in full and complete satisfaction of the commission payable to it in connection with the purchase and sale of the Property and that in the event the purchase and sale of the Property is not closed and consummated for any reason whatsoever, then no commission shall have been earned and none shall be payable. Seller shall and does hereby indemnify and hold harmless Purchaser from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Seller, including any claims asserted by Tri-Star and CB. Likewise, Purchaser shall and does hereby indemnify and hold harmless Seller from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Purchaser, except any such claims asserted by Tri-Star and CB. This Paragraph 21 shall survive the Closing or any termination of this Agreement.

         22.     Notices. Wherever any notice or other communication is required
                 -------
or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, by hand, facsimile transmission or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

         PURCHASER:               Wells Capital, Inc.
                                  6200 The Corners Parkway, Suite 250
                                  Norcross, Georgia  30092
                                  Attn:  Joseph H. Pangburn
                                  Facsimile:  770-200-8199

         with a copy to:          Troutman Sanders LLP
                                  Bank of America Plaza, Suite 5200
                                  600 Peachtree Street, N.E.
                                  Atlanta, Georgia  30308-2216
                                  Attn:  Mr. John W. Griffin
                                  Facsimile:  404-962-6577

         SELLER:                  Sarasota Haskell, LLC
                                  111 Riverside Avenue
                                  Jacksonville, Florida  32202
                                  Attn:  Christopher S. Park, President
                                  Facsimile:  904-791-4699

         with a copy to:          Gartner, Brock and Simon
                                  1660 Prudential Drive, Suite 203
                                  Jacksonville, Florida  32207
                                  Attn:  Winfield A. Gartner, Esq.
                                  Facsimile:  904-399-1113

Any notice or other communication (i) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) business day following the postmark date of such notice or other communication, (ii) sent by overnight courier or by hand shall be deemed effectively given or received on the date of delivery, and (iii) sent by facsimile transmission shall be deemed effectively given or received on the first business day after the day of transmission of such notice and confirmation of such transmission.

         23.   Possession. Possession of the Property shall be granted by Seller
               ----------
to Purchaser on the date of Closing, subject only to the Lease and the Permitted Exceptions.

         24.   Time Periods. If the time period by which any right, option, or
               ------------
election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

         25.   Access to Records Following Closing. Purchaser agrees that for a
               -----------------------------------
period of two (2) years following the Closing, Seller shall have the right during regular business hours, on five (5) days' written notice to Purchaser, to examine and review at Purchaser's Norcross, Georgia office, the books and records relating to the ownership and operation of the Property which were delivered by Seller to Purchaser at the Closing. Likewise, Seller agrees that for a period of two (2) years following the Closing, Purchaser shall have the right during regular business hours, on five (5) days' written notice to Seller, to examine and review at Seller's Jacksonville, Florida office, all books, records, and files, if any, retained by Seller relating to the ownership and operation of the Property prior to the Closing. The obligations of the parties under this Paragraph 25 shall survive the Closing.

         26.   Intentionally Omitted.
               ---------------------

         27.   Severability. This Agreement is intended to be performed in
               ------------
accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

         28.   Authorization. Purchaser represents to Seller that this Agreement
               -------------
has been duly authorized and executed on behalf of Purchaser and constitutes the valid and binding agreement of Purchaser, enforceable in accordance with its terms, and all necessary action on the part of Purchaser to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose.

         29.   General Provisions. No failure of either party to exercise any
               ------------------
power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon the parties hereto unless such amendment is in writing and executed by all parties hereto. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns. Time is of the essence of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This Agreement shall be construed and interpreted under the laws of the State of Florida. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

         30.   Radon Gas. Radon is a naturally occurring radioactive gas that,
               ---------
when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon testing may be obtained from public health units. Florida Statute 404.036(8).

         31.   Effective Date. The "effective date" of this Agreement shall be
               --------------
deemed to be the date this Agreement is fully executed by both Purchaser and Seller and a fully executed original counterpart of this Agreement has been received by both Purchaser and Seller.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective seals to be affixed hereunto as of the day, month and year first above written.

                                 "SELLER":
                                  ------

                                 SARASOTA HASKELL, LLC, a
                                 Florida limited liability company


                                 By: Haskell Development, Inc., a Florida
                                     corporation, its Manager

                                     By:   /s/ Christopher S. Park
                                           ---------------------------------
                                     Name:     Christopher S. Park
                                           ---------------------------------
                                     Its:      President
                                           ---------------------------------

                                                  (CORPORATE SEAL)

                                 "PURCHASER":
                                  ---------

                                 WELLS CAPITAL, INC., a
                                 Georgia corporation

                                 By:   /s/ Douglas P. Williams
                                       ------------------------------------
                                 Name:     Douglas P. Williams
                                       ------------------------------------
                                 Its:      Senior Vice President
                                       ------------------------------------

                                                (CORPORATE SEAL)


                    [Signatures continued on following page]

                    [Signatures continued from previous page]

The undersigned Tri-Star and CB join in this Agreement for the purpose of confirming their agreement to the terms of Paragraph 21 hereof.

                                 "TRI-STAR ":

                                 TRI-STAR PROPERTIES, INC.


                                 By:     /s/ Douglas J. Hannah
                                         ----------------------------------
                                 Name:       Douglas J. Hannah
                                         ----------------------------------
                                 Title:      President
                                         ----------------------------------


                                 "CB":

                                 CB RICHARD ELLIS, INC.


                                 By:     __________________________________

                                 Name:   __________________________________

                                 Title:  __________________________________

                    [Signatures continued from previous page]

The undersigned Tri-Star and CB join in this Agreement for the purpose of confirming their agreement to the terms of Paragraph 21 hereof.

                                 "TRI-STAR ":

                                 TRI-STAR PROPERTIES, INC.


                                 By:     __________________________________

                                 Name:   __________________________________

                                 Title:  __________________________________


                                 "CB":

                                 CB RICHARD ELLIS, INC.


                                 By:     /s/ Michael B. Harrell
                                         ----------------------------------
                                 Name:       Michael B. Harrell
                                         ----------------------------------
                                 Title:      SR. Vice Pres.
                                         ----------------------------------

                              Schedule of Exhibits
                              --------------------

Exhibit "A"       -        Description of Land

Exhibit "B"       -        Description of Personal Property

Exhibit "C"       -        Form of Escrow Agreement

Exhibit "D"       -        Documents Delivered to Purchaser Prior to Effective
                           Date

Exhibit "E"       -        Documentation to be Provided to Purchaser within Two
                           (2) Business Days After the Effective Date

Exhibit "F"       -        Tenant Estoppel Certificate Form

Exhibit "G"       -        Association Estoppel Certificate Form

Exhibit "H"       -        Andersen Estoppel Certificate Form

Exhibit "I"       -        Permitted Exceptions

Exhibit "J"       -        Litigation Matters

Exhibit "K"       -        Description of Lease

Exhibit "L"       -        List of Service Contracts

Exhibit "M"       -        Intentionally Omitted

Exhibit "N"       -        Form of Surveyor's Certificate

Exhibit "O"       -        Bill of Sale Form

Exhibit "P"       -        Blanket Transfer and Assignment Form

Exhibit "Q"       -        Assignment and Assumption of Lease Form

Exhibit "R"       -        Seller's Affidavit Form

Exhibit "S"       -        FIRPTA Affidavit Form

Exhibit "T"       -        List of Existing Environmental Reports

                                   EXHIBIT "A"
                                   ----------

                               DESCRIPTION OF LAND

Commitment Number 220102644

                                  Exhibit "A"

Parcel 1:


Lot 4, SARASOTA COMMERCE CENTER SUBDIVISION, recorded in Plat Book 34, Page 17, Public Records of Sarasota County, Florida.

LESS: A portion of said Lot 4, described as follows:

Commence at the Northeast corner of said Lot 4; thence, leaving said corner and along the North boundary line of said Lot 4, South 88(degrees) 31(feet) 43(inches) West, 300.48 feet to the Point of Beginning; said point lying on the arc of a curve to the right, whose center bears South 65(degrees) 50(feet) 20(inches) West, 536.01 feet; thence, in a Southerly direction, along the arc of said curve having a radius of 536.01 feet and central angle of 22(degrees) 57(feet) 44(inches), 214.82 feet; thence, along a non-radial line to the last curve, North 83(degrees) 15(feet) 17(inches) West, 236.48 feet to its intersection with the arc of a curve to the left, whose center bears South 89(degrees) 49(feet) 48(inches) West, 491.00 feet; thence, in a Northerly direction, along the arc of said curve, having a radius of 491.00 feet and a central angle of 01(degrees) 16(feet) 41(inches), 10.95 feet to a point of compound curvature of a curve to the left; thence, in a Northwesterly direction, along the arc of said curve, having a radius of 260.00 feet and a central angle of 27(degrees) 20(feet) 56(inches), 124.11 feet to a point of compound curvature of a curve to the left; thence, in a Northwesterly direction, along the arc of said curve, having a radius of 142.00 feet and a central angle of 01(degrees) 08(feet)36(inches), 2.83 feet; thence, along a non-radial line to the last curve, North 45(degrees) 18(feet) 51(inches) East, 62.22 feet; thence North 88(degrees) 31(feet) 43(inches) East, 177.44 feet to the Point of Beginning.

TOGETHER WITH:

A portion of Lots 30 and 31 Palmer Farms First Unit, recorded in Plat Book 2, page 216, Public Records of Sarasota County, Florida, described as follows:
Begin at the Northeast corner of Lot 4, Sarasota Commerce Center Subdivision, recorded in Plat Book 34, page 17, Public Records of Sarasota County, Florida, said point also lying on the West boundary line of a 52(feet) wide drainage canal, said line also being the East line of the aforementioned Lot 31; thence, leaving said Northeast corner, and along the North line of said Lot 4, South 88(degrees) 31(feet) 43(inches) West, 300.48 feet to a point lying on the arc of a curve to the left, whose center bears South 65(degrees) 50(feet) 20(inches) West, 536.01 feet; thence, in a Northwesterly direction, along the arc of said curve, having a radius of 536.01 feet and a central angle of 08(degrees) 31(feet) 08(inches), 79.70 feet; thence, along a non-tangent line to the last curve, North 00(degrees) 18(feet) 51(inches) West, 58.05 feet; thence South 89(degrees) 41(feet) 09(inches) East, 339.23 feet to its intersection with the aforementioned East line of said Lot 31 thence, along said East line, South 00 18(feet) 51(inches) West, 116.50 feet to the Point of Beginning.

Parcel 2:

Non-Exclusive ingress and egress and utility easements for the benefit of Parcel 1 over, under and across the land as described in that certain Declaration of Easements filed November 12, 1998 and recorded in Official Records Instrument Number 1998150909, of the Public Records of Sarasota County, Florida.

Parcel 3:

A perpetual, non-exclusive easement for the benefit of Parcel 1 as set forth in Easement between BSRT Commerce Center, LLC, Sarasota Haskell LLC, Arthur Andersen LLP, PFL Life Insurance Company, and SouthTrust Bank, National Association, dated August 4, 1999, recorded as Instrument No. 2000006764, of the Public Records of Sarasota County, Florida.